                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-57700 and 33-65084) pertaining to the SSE Telecom, Inc. 1988 Stock Option Plan and the SSE Telecom, Inc. 1992 Stock Option Plan and in the Registration Statement (Form S-3 No. 33-57046) of SSE Telecom, Inc. and in the related Prospectuses, of our report dated December 4, 1997, with respect to the consolidated financial statements and schedule of SSE Telecom, Inc. included in the Annual Report (Form 10-K), for the year ended September 27, 1997.

                                          ERNST & YOUNG LLP

San Jose, California
December 29, 1997

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